     As filed with the Securities and Exchange Commission on July 29, 1997
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ------------------------------

                       HOUSTON LIGHTING & POWER COMPANY
            (Exact name of registrant as specified in its charter)

                 TEXAS                                  74-0694415
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                                1111 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 207-1111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------
                                HUGH RICE KELLY
       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                                1111 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 207-1111
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                                   ------

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ------

          If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM           MAXIMUM          AMOUNT OF
       TITLE OF EACH CLASS OF            AMOUNT TO BE    OFFERING PRICE       AGGREGATE       REGISTRATION
     SECURITIES TO BE REGISTERED          REGISTERED      PER SHARE (2)   OFFERING PRICE (2)     FEE (3)
----------------------------------------------------------------------------------------------------------
Common Stock, without par value (1)    5,000,000 shares       $20.84         $104,200,000      $31,575.76
===========================================================================================================

(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.
(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low prices of Houston Industries Incorporated common stock reported on the New York Stock Exchange Composite Tape on July 22, 1997.
(3) As no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

                         ----------------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE


     Houston Lighting & Power Company ("HL&P") is a party to an Agreement and Plan of Merger dated as of August 11, 1996, as amended ("Merger Agreement"), together with Houston Industries Incorporated ("HI"), a Texas corporation and the parent company of HL&P, NorAm Energy Corp., a Delaware corporation, ("NorAm"), and HI Merger, Inc. ("HI Merger"), a Delaware corporation and a direct wholly-owned subsidiary of HI, pursuant to which HI will merge into HL&P (the "HI/HL&P Merger"), and NorAm will merge into HI Merger (collectively, the "Merger"). HL&P, the surviving corporation of the HI/HL&P merger, will be renamed "Houston Industries Incorporated" as part of the Merger. HI currently has an effective Registration Statement on Form S-3 covering shares of its common stock in connection with its Investor's Choice Plan. HL&P will continue the Investor's Choice Plan following consummation of the Merger and since HL&P is not a "successor issuer" of HI (as such term is defined under the rules and regulations promulgated under the Securities Act of 1933), HL&P is filing this Registration Statement on Form S-3 to register shares of its common stock to be issued pursuant to the Amended and Restated Investor's Choice Plan. The Prospectus included in this Registration Statement on Form S-3 is drafted as if the Merger has been consummated and will be used only following the consummation of the Merger.


*************************************************************************************
*  Information contained herein is subject to completion or amendment.  A           *
*  registration statement relating to these securities has been filed with the      *
*  Securities and Exchange Commission. These securities may not be sold nor may     *
*  offers to buy be accepted prior to the time the registration statement becomes   *
*  effective.  This Prospectus shall not constitute an offer to sell or the         *
*  solicitation of an offer to buy nor shall there be any sale of these securities  *
*  in any state in which such offer, solicitation or sale would be unlawful prior   *
*  to registration or qualification under the securities laws of any such state.    *
*************************************************************************************

                  SUBJECT TO COMPLETION, DATED JULY 29, 1997

PROSPECTUS

                        HOUSTON INDUSTRIES INCORPORATED

                               5,000,000 SHARES
                                 COMMON STOCK
                            INVESTOR'S CHOICE PLAN

          Houston Industries Incorporated (the "Company" or "Houston Industries") hereby offers its shareholders and other interested investors an opportunity to purchase shares of the Company's common stock, without par value ("Common Stock"), directly from the Company through participation in its Investor's Choice Plan ("Investor's Choice" or the "Plan"). Investor's Choice offers a number of convenient options for investing in shares of Common Stock, including through reinvestment of all or a portion of the cash dividends paid and interest payments made on certain securities of the Company and its subsidiaries (the "Eligible Securities").

          Shares of Common Stock will be purchased under the Plan, at the option of the Company, from newly issued shares, shares held in the treasury of the Company or shares purchased on the open market. Any open market purchases will be made through an Independent Agent (as defined below) selected by the Company. The Common Stock is listed on the New York, the Chicago and the London Stock Exchanges. The closing price of the Common Stock on July 28, 1997 on the New York Stock Exchange was $21.00.

          The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for a particular Investment Date (as defined below) will be the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding that Investment Date. The price of shares of Common Stock purchased or sold in the open market will be the aggregate weighted average price per share (adjusted for brokerage fees and commissions, any service charges and applicable taxes) of the aggregate number of shares purchased or sold during the relevant period. There will be no discount from the purchase price for shares purchased under the Plan. The Company will pay the costs of administration of the Plan, except that participants in the Plan ("Participants") will bear the cost of brokerage fees and commissions, any services charges and applicable taxes related to shares purchased or sold on the open market.

          To the extent required by applicable law in certain jurisdictions, including Arizona, Florida, Maine, Nebraska, North Carolina, North Dakota, Oklahoma and Vermont, shares of Common Stock offered under Investor's Choice to persons who are not presently record holders of Common Stock are offered only through a registered broker/dealer in those jurisdictions.

          This Prospectus contains a summary of the material provisions of the Plan, and should be retained for future reference.

                             --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                             --------------------

                The date of this Prospectus is          , 1997.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is listed on the New York, Chicago and London Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of The Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

          The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company (under its former name, Houston Lighting & Power Company) (File No. 1-3187) and by Houston Industries Incorporated, a Texas corporation and former parent company of the Company ("Old HI") (File No. 1-7629) with the Commission are incorporated into this Prospectus by reference:

     (1) the Company's and Old HI's Combined Annual Report on Form 10-K for their respective fiscal years ended December 31, 1996;

     (2) the Company's and Old HI's Combined Quarterly Report on Form 10-Q for their respective quarterly periods ended March 31, 1997;

     (3) the Company's Current Report on Form 8-K dated February 4, 1997;

     (4) the Company's and Old HI's Combined Current Report on Form 8-K dated February 5, 1997; and

     (5) the descriptions of each of the Common Stock and the Company's Rights to Purchase Preference Stock, which are contained in the Company's Registration Statement on Form 8-B.

     Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of shares of Common Stock made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in any document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents or for additional information regarding the Plan and its Administrator should be directed to the Investor Services Department, Houston Industries Incorporated, 1111 Louisiana, Houston, Texas 77002, telephone number (713) 207-1111.


                                  THE COMPANY

     The Company operates principally in the electric utility business, under the name "Houston Lighting & Power Company", and in the natural gas distribution and transmission business, through its NorAm Energy Corp. subsidiary. Based on an exemption order obtained from the Commission, the Company is currently exempt from regulation as a "registered" holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), except with respect to the acquisition of voting securities of other domestic public utility companies and utility holding companies.

THE NORAM MERGER

     On August __, 1997, (i) Old HI merged into the Company and the Company changed its name to "Houston Industries Incorporated" and (ii) NorAm Energy Corp., a Delaware corporation, merged into a subsidiary of Old HI, the name of which was changed to "NorAm Energy Corp." As a result of these mergers, NorAm became a wholly owned subsidiary of the Company. As consideration for the acquisition of NorAm, the Company issued _______ shares of Common Stock and paid $______ billion in cash. At the time of the merger, NorAm and its subsidiaries had approximately $_____ billion of outstanding indebtedness.

     The Company's executive offices are located at Houston Industries Plaza, 1111 Louisiana, Houston, Texas 77002 (telephone number 713-207-1111).

                            APPLICATION OF PROCEEDS

     Since purchases of Common Stock under the Plan may be satisfied by any of
(i) the purchase of new shares of Common Stock issued by the Company, (ii) the purchase of shares of Common Stock held in the Company's treasury or (iii) the purchase of shares of Common Stock in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under Investor's Choice is not known. If newly issued or treasury shares of Common Stock are purchased by Participants under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of the Company or the advance or contribution of funds to one or more of the Company's subsidiaries to be used for their general corporate purposes, including, without limitation, the redemption, repayment or retirement of indebtedness or preferred stock of one or more of such subsidiaries. The Company will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.

                        HOUSTON INDUSTRIES INCORPORATED
                             INVESTOR'S CHOICE PLAN

PURPOSE

     The purpose of Investor's Choice is to provide existing and potential investors in the Company a convenient way to purchase shares of Common Stock and to reinvest into Common Stock all or a portion of cash dividends and interest payments on Eligible Securities.

KEY FEATURES OF INVESTOR'S CHOICE

 . Participation by First-Time Investors in the Company: First-time investors in the Company may become Participants by making a minimum initial cash investment of $250 to purchase Common Stock through the Plan.

 . Participation by Holders of Eligible Securities: Current holders of Eligible Securities may become Participants by (i) electing to have all or a portion of the cash dividend and interest payments on their Eligible Securities reinvested in Common Stock, (ii) depositing certificates representing Common Stock into the Plan for safekeeping or (iii) making a minimum cash investment of $50 to purchase Common Stock through the Plan.

 . Additional Cash Investments: Participants may purchase Common Stock at any time, occasionally or at regular intervals, through the Plan by making cash investments of at least $50 for any single investment up to an aggregate of cash investments of $120,000 per calendar year.

 . Investment Through Automatic Deductions: Cash investments may be made through automatic deductions from predesignated bank or savings accounts on a regular monthly or quarterly basis.

 . Reinvestment: Participants may reinvest all or a portion of the cash dividend and interest payments on their Eligible Securities.

 . Purchases in Whole Dollar Amounts: Participants can buy shares in whole dollar amounts, and their accounts are credited with appropriate whole and fractional shares.

 . Sales: Participants may sell shares of Common Stock held in the Plan directly through the Plan.

 . Frequent Purchases and Sales: Purchase and sale orders will be processed at least once every five business days, and as often as every business day, when practicable.

 . Investment Retirement Accounts: Participants may maintain an Individual Retirement Account ("IRA") through the Plan.

 . Automatic Deposit of Dividends: Participants may receive Common Stock cash dividends not reinvested through the Plan either by check or through automatic deposit to their bank account.

 . Safekeeping Service: Participants may deposit their Common Stock certificates into their Plan account and receive regular statements showing cumulative account activity.

 . Transfers of Common Stock: Participants may transfer shares of Common Stock credited to their Plan account to the account of another Participant or transfer shares to any designated Person or entity, without charge. Holiday and all occasion gift cards will be provided without charge to accompany gifts.

 . Account Statements: Quarterly statements will be mailed to each Participant showing all transactions completed during the year to date, total number of shares of Common Stock credited to his account and other relevant account information.

 . Stock Certificates: A Participant may receive a stock certificate representing all or a portion of the shares of Common Stock in his account at any time upon request.

PLAN SUMMARY

     The following is a summary of the Investor's Choice Plan and is not a complete description of all terms and provisions of the Plan. The summary is qualified in its entirety by reference to all of the terms and provisions of the Plan. For more details, see a copy of the Plan, which is filed as an exhibit to the Registration Statement.

ADMINISTRATION

     Administration of the Plan is conducted by the individual (who may be an employee of the Company), bank, trust company or other entity (including the Company) appointed from time to time by the Company to act as administrator of Investor's Choice (the "Administrator"). As of the date of this Prospectus, the Company is the Administrator. The Administrator administers the Plan, receives cash from Participants, holds Participants' shares of Common Stock acquired under the Plan, keeps records, sends statements of account activity to Participants and performs other duties related to the Plan. The Administrator will forward funds that are to be used to purchase shares, and orders to sell shares, in the open market to an agent selected by the Company (an "Independent Agent") that is an "agent independent of the issuer," as that term is defined under the Exchange Act. The Company reserves the right to continue serving as the Administrator or appoint another qualified person or entity to serve in that capacity.

     Additionally, as discussed below under "Individual Retirement Accounts," First Trust Corporation has been appointed by the Company to act as the Trustee for Investor's Choice Individual Retirement Accounts (the "IRA Trustee"). The IRA Trustee maintains all investment records, provides quarterly reports to each IRA Participant (as defined below) and makes all Internal Revenue Service reports to each IRA Participant.

     Participants may contact the Administrator or the IRA Trustee by writing, telephoning or sending facsimiles to:

     THE ADMINISTRATOR:
          Houston Industries Incorporated
          Investor Services Department
          P. O. Box 4505
          Houston, TX 77210

          Telephone toll-free (business days from 8:00 a.m. to 5:00 p.m.,
           Central Time):
              (800) 231-6406 nationally
              (713) 207-3060 in Houston

          Facsimile:  (713) 207-3129

     THE IRA TRUSTEE:
          First Trust Corporation
          P. O. Box 173301
          Denver, CO 80217-3301

          Telephone toll-free (business days from 8:00 a.m. to 5:00 p.m.,
           Mountain Time):
              (800) 863-2608

ELIGIBILITY

     Any person or entity, whether or not a record holder of Common Stock, is eligible to participate in Investor's Choice, provided that (i) the person or entity fulfills the requirements of participation described below under "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan and the Participant.

ENROLLMENT PROCEDURES

     After being furnished with a copy of this Prospectus, eligible applicants may join Investor's Choice by returning a completed and signed Enrollment Form to the Administrator and (i) making an initial cash investment in the Plan to purchase Common Stock of at least $250 (for applicants who are not registered holders of Eligible Securities) or $50 (for applicants who are registered holders of Eligible Securities), (ii) electing to have all or a part of cash dividends or interest payments on Eligible Securities reinvested into Common Stock or (iii) depositing certificates representing shares of Common Stock into the Plan for safekeeping. Applicants may obtain Enrollment Forms from the
Administrator upon written, facsimile or telephone request.   Current registered
holders of Eligible Securities should sign their name(s) on the Enrollment Form exactly as they appear on the certificates or instruments representing their Eligible Securities.

     A beneficial owner of Eligible Securities registered in street name (i.e., the name of a bank, broker or trustee) may participate in Investor's Choice by
(i) directing the financial intermediary to transfer Eligible Securities into the Participant's name and (ii) depositing transferred shares of Common Stock into the Plan for safekeeping and/or electing to reinvest cash dividends or interest payments on transferred Eligible Securities in Common Stock through the Plan. Alternatively, the beneficial owner may make arrangements with the financial intermediary who is the registered holder to participate in Investor's Choice on behalf of the beneficial owner.

     An eligible applicant will become a Participant as soon as practicable after the Administrator has received and accepted a properly completed Enrollment Form.

ELIGIBLE SECURITIES

     The following equity and debt securities of the Company are Eligible Securities for participation in Investor's Choice:

     . Common Stock
     . Debentures, 9 3/8% Series due June 1, 2001
     . Debentures, 7 7/8% Series due July 1, 2002
     . $4 Preferred Stock
     . First Mortgage Bonds, 6 3/4% Series due 1997
     . First Mortgage Bonds, 9.15% Series due 2021
     . First Mortgage Bonds, 8 3/4% Series due 2022
     . First Mortgage Bonds, 7 3/4% Series due 2023
     . First Mortgage Bonds, 7 1/2% Series due 2023

     In addition, the Company from time to time may designate other equity or debt securities of the Company and its subsidiaries as Eligible Securities.

INITIAL CASH INVESTMENTS AND ADDITIONAL CASH INVESTMENTS

     Interested investors, whether or not registered holders of Eligible Securities, may become Participants by making an investment through the Plan as described herein. To become a Participant through a cash investment, an applicant who is not a registered holder of Eligible Securities must include a minimum initial cash investment of at least $250 with his completed Enrollment Form, while an applicant who is a registered holder of Eligible Securities must include a minimum initial cash investment of at least $50 with his completed Enrollment Form. Additional cash investments, which Participants may make at their discretion, must be at least $50 for any single investment; however, cash investments in the aggregate (including both initial and additional cash investments) may not exceed $120,000 per account per calendar year. Cash investments may be paid by check or through automatic investing as described below under "Cash Investment Procedures."

     The Administrator will invest cash investments in Common Stock beginning on the next Investment Date that is at least one business day after the Administrator receives the funds and instructions. Cash investment funds, pending investment, will be credited to a Participant's account and held in a trust account which is separated from other funds of the Company. Cash investments not invested for a Participant within 30 days of receipt will be promptly returned to the Participant. NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

     A registered holder of Eligible Securities may invest cash payable to him as a result of the redemption, tender or maturity, including accrued interest and premium, if any, of Eligible Securities in Common Stock by delivering to the Administrator an executed Enrollment Form designating such funds for investment. Such funds will be treated as additional cash investments for purposes of determining whether the maximum annual limit of $120,000 per year has been reached.

     The Administrator will return to a Participant any cash investment that has not already been invested if it receives the Participant's request to stop investment at least two business days prior to the applicable Investment Date. However, no refund of a check or money order will be made until funds have been collected by the Administrator. Accordingly, such refunds may take up to three weeks or more to be remitted.

CASH INVESTMENT PROCEDURES

     Cash Investments may be made by check or automatic deduction from predesignated bank accounts, as described below. Participants should NEVER SEND CASH for an investment.

     Check Investment. Cash investments may be made by personal check or money order payable in U.S. dollars to Houston Industries Incorporated Investor's Choice Plan and mailed to the Administrator. Initial cash investments should be accompanied by Enrollment Forms while additional cash investments should be accompanied by the stub attached to each statement of account or transaction advice sent to Participants.

     Automatic Investing. Investor's Choice Participants may make automatic monthly or quarterly investments of a specified amount (not less than $50 per purchase nor more than $120,000 per calendar year) by electronic automatic transfer of funds from a predesignated bank account.

     To initiate automatic deductions, a Participant must execute an automatic investing form (available from the Administrator) and return it to the Administrator, along with a voided check or deposit slip on the bank account from which funds are to be drawn. If investment every month is chosen, automatic investing will begin on or about the 10th of each month approximately 30 days after receipt of the authorization form. If quarterly investment is chosen, investments will begin on or about the 10th of each March, June, September and December. In either case, automatic investing deductions will be made two business days before the Investment Date. A PARTICIPANT WILL BE CHARGED A RETURNED CHECK FEE BY HIS BANK IF THE DESIGNATED BANK OR SAVINGS ACCOUNT DOES NOT HAVE SUFFICIENT FUNDS TO COVER THE AUTHORIZED DEDUCTION.

     Participants may change the amount of their automatic investment by notifying the Administrator in writing or by facsimile of the new amount, and the change will take place approximately two weeks after the notice is received. Similarly, a Participant may cancel automatic investing by instructing the Administrator in writing or by facsimile, and the cancellation will be effective approximately two weeks after the notice is received. To change a designated bank account, a Participant must notify the Administrator in writing at least 30 days before the change is to take effect and supply a voided check or deposit slip for the new account.

     All cash investments are subject to collection by the Administrator for full face value in U.S. funds. The method of delivery of any cash investment is at the election and risk of the investor and will be deemed received when actually received by the Administrator. If the delivery is by mail, it is recommended that the investor use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the appropriate Investment Date.

INVESTMENT DATES

     The Plan's "Investment Dates" occur at least once every five business days; however, purchases will be made every business day when deemed practicable by the Administrator. A Participant's cash investment will generally be invested within five business days of receipt. For exceptions under certain circumstances involving open market purchases, see "Source and Price of Shares" below.

DIVIDEND AND INTEREST PAYMENT OPTIONS

     Investor's Choice offers Participants the option of reinvesting cash dividends and interest payments paid on their Eligible Securities in Common Stock. With respect to cash dividends on Common Stock for which reinvestment is not elected, Investor's Choice offers the option of direct deposit or check payment, as described below.

     Reinvestment of Cash Dividends and Interest Payments. Participants may elect to reinvest all or part of the cash dividends and interest payments on Eligible Securities registered in their names by making such election on their initial Enrollment Form or by delivering written or facsimile instructions to the Administrator. Participants electing partial reinvestment of cash dividends and interest payments must designate the specific security or securities for which partial reinvestment is desired and the number of whole shares or the whole dollar amount they want to be reinvested. The amount reinvested will be reduced by any amount which is required to be withheld under any applicable tax or other statutes. Cash dividends and interest payments not being reinvested will be sent to the Participant by direct deposit or check, as appropriate.

     A Participant may change his reinvestment level and the Eligible Securities on which cash dividend or interest payments are reinvested from time to time by delivering a new Enrollment Form or written or facsimile instructions to the Administrator. To be effective for a particular payment, the Administrator must receive instructions of such change on or before the record date of the dividend or interest payment. Record dates are usually the 15th of the month preceding a
payment date.   The record date for Common Stock dividends is usually the 15th of each February, May, August and November.

     Dividends and interest payments will be invested beginning either on the date of payment, if the payment date is an Investment Date, or on the first Investment Date following payment. Dividend and interest payments not invested within 30 days of receipt will be returned promptly to the Participant. Funds pending investment will be credited to a Participant's account and held in a trust account which will be separated from any other funds or monies of the Company. NO INTEREST WILL BE PAID ON FUNDS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

     Direct Deposit of Dividends on Common Stock. Through the Plan's direct deposit feature, a Participant may elect to have any cash dividends on Common Stock automatically deposited into a designated bank or savings account. Such cash dividends will be deposited on the dividend payment date. Participants who wish to have dividends automatically deposited must execute a direct deposit authorization form (available from the Administrator) and send it to the Administrator, along with a voided check or deposit slip for the designated bank account.

     Direct deposit authorization must be received by the Administrator at least 30 days before an applicable Common Stock dividend payment date to be effective for that payment date. Participants can cancel direct deposit of dividends by notifying the Administrator in writing or by facsimile. In order to be effective for an applicable dividend payment date, the Administrator must receive the cancellation notice at least 30 days before that dividend payment date. To change a designated bank account for direct deposit of dividends, the Administrator must receive written notice, accompanied by a voided check or deposit slip for the new bank account, at least 30 days before an applicable dividend payment date.

     Check Payments of Dividends and Interest Payments. Cash dividends and interest payments on Eligible Securities not designated for reinvestment or direct deposit will be paid by check to the Participant. A check for the amount of funds payable will be sent through the mail so that it will reach the Participant as close as possible to the dividend or interest payment date.

SOURCE AND PRICE OF SHARES

     To fulfill Plan requirements, shares of Common Stock will be, at the Company's discretion, purchased either directly from the Company (in which case shares will be either authorized but unissued shares or shares held in the treasury of the Company) or on the open market by an Independent Agent. The purchases of Common Stock are subject to such terms and conditions, including price and delivery, as the Administrator may accept.

     Purchases from the Company. The price of Common Stock purchased from the Company, either authorized but unissued shares or shares held in the treasury of the Company, will be the average of the high and low sales price of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day immediately preceding the relevant Investment Date, and the purchase will be made on the Investment Date. In the event no trading is reported for the trading day, the purchase price may be determined by the Company on the basis of market quotations it deems appropriate. No brokerage fee will be charged on shares acquired directly from the Company.

     Open Market Purchases and Sales. The price of Common Stock purchased or sold on the open market will be the weighted average price (increased for brokerage fees and commissions, any related service charges and applicable taxes) of all shares purchased or sold, as the case may be, through the Plan for the Investment Date. As of the date of this Prospectus, brokerage fees and commission and related service charges are not expected to exceed ten cents per share.

     Purchases and sales of Common Stock on the open market will be made by an Independent Agent beginning on the relevant Investment Date and will be completed not later than five days from such date, except where completion at a later date is necessary or advisable under any applicable laws or regulations. Funds not invested within 30 days of receipt will be returned promptly to Participants. Purchases and sales may be made on any securities exchange where shares of Common Stock are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms and conditions regarding price, delivery and other terms as agreed to by the Administrator.
The Independent Agent will have sole authority to direct the time or price at which shares may be purchased or sold, the markets on which the shares are to be purchased or sold, and the selection of the broker or dealer (other than the Independent Agent) through or from whom purchases or sales are to be made.

     The Independent Agent may commingle each Participant's funds with those of other Participants for the purchases and sales of Common Stock but will hold such funds at all times in a separate trust account apart from the funds of the Company.

     The number of shares (including any fraction of a share rounded to three decimal places) of Common Stock credited to a Participant's account for a particular Investment Date will be determined by dividing the total amount of cash dividends, interest payments and/or cash investments to be invested for the Participant on the Investment Date by the relevant purchase price per share. Dividend and voting rights will commence upon settlement, whether shares are purchased from the Company or on the open market.

SAFEKEEPING SERVICE

     Participants may use the Plan's free safekeeping service at any time. Participants may deposit Common Stock into the Plan by delivering the stock certificates without endorsement to the Administrator. Shares deposited in the Plan for safekeeping will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's safekeeping service, Participants no longer bear the risk of loss, theft or destruction of the certificates. Also, because shares deposited for safekeeping are treated in the same manner as shares purchased through the Plan, they may be efficiently and economically transferred or sold if the Participant desires.

SALE OF COMMON STOCK

     Participants may request the Administrator to sell any number of whole shares held in their accounts at any time by written, telephone or facsimile instructions. As soon as practicable after receipt of the request, but within five business days, the Administrator will instruct the Independent Agent to sell the shares, and the Independent Agent will sell the shares as soon as practicable thereafter. Proceeds of the sale, less applicable brokerage fees and commissions and service charges (as of the date of this Prospectus less than 10 cents per share) and any applicable taxes, will be sent to the Participant within five business days after the sale has been completed by the Independent Agent. The sales price will be determined in the same way as the price for shares of Common Stock purchased for Participants on the open market. See "Source and Price of Shares" above for explanation.

     If the Administrator receives a request to sell shares (on which dividends are not being reinvested) between the record date and the dividend payment date, the sale will be made within five days after receipt of the request and the proceeds from the sale will be sent to the Participant. Cash dividends will be paid in the usual manner on the dividend payment date.

     If the Administrator receives a request to sell shares (on which all or a portion of the dividends are being reinvested) between the record date and the dividend payment date, the dividends on those shares will be reinvested on the Investment Date and newly purchased shares will be credited to the Participant's account. If the request for sale does not include all shares in the Participant's account, the number of shares requested will be sold within five days after receipt of the request and the proceeds from the sale will be sent to the Participant. Newly purchased shares will be retained in the Participant's account after the Investment Date. If the request for sale covers all shares in the Participant's account, the sale will be delayed until after the dividend payment date and all shares, including newly acquired shares, will be sold within five days after the Investment Date and the proceeds from the sale will be sent to the Participant.

WITHDRAWAL, TRANSFERS AND GIFTS OF COMMON STOCK

     Withdrawals and Transfers Outside the Plan. A Participant may withdraw shares of Common Stock credited to his Plan account if he will continue to be the record holder after withdrawal, by instructing the Administrator in writing, by telephone or by facsimile or if the Participant will not be the record holder after withdrawal, by delivering written instructions, specifying the recipient's name, address, Social Security number and telephone number and a stock assignment (stock power), with the Participant's signature guaranteed by a member of the Medallion Signature Guarantee program (a participating broker, bank, savings and loan association, etc.). If shares are to be sent to a broker, the Participant must provide in writing the number of whole shares to be transferred, the broker's name, business name, address, telephone number and the brokerage account number, if applicable. Certificates representing whole shares withdrawn from the Plan will be mailed to the Participant or designated recipient within two business days of receipt of a properly documented request. Withdrawal of shares of Common Stock does not affect reinvestment of cash dividends on the shares withdrawn unless (i) the Participant is no longer the record holder of such shares, (ii) the reinvestment is specifically discontinued by the Participant or (iii) the Participant terminates his participation in the Plan.

     If the Administrator receives a request to withdraw shares, on which dividends are not reinvested, between the record date and the dividend payment date, the withdrawal will be made within five days after receipt of the request and dividends will be deposited in the account of the Participant holding the shares prior to the withdrawal, in the usual manner, on the dividend payment date.

     If the Administrator receives a request to withdraw shares, on which all or a portion of the dividends are reinvested, between the record date and the dividend payment date, the dividends on those shares will be reinvested on the Investment Date and newly purchased shares will be credited to the Participant's account. If the request for withdrawal does not include all shares in the Participant's account, the number of shares requested will be withdrawn within two business days after receipt of the request and sent to the designated recipient. Newly purchased shares will be retained in the account of the Participant making the request after the Investment Date. If the request for withdrawal covers all shares in the Participant's account, the withdrawal will be delayed until after the dividend payment date and all shares, including newly acquired shares, will be withdrawn within two business days after the Investment Date. All shares in the Participant's account will be sent to the designated recipient.

     Gifts and Transfers of Common Stock Within the Plan. If a Participant wishes to transfer all or a part of his shares to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect the transfer by giving transfer instructions, in writing, to the Administrator. Transfers of less than all of the shares in the

Participant's account must be made in whole share amounts. Requests for such transfers are subject to the same requirements applicable to transfers of Common Stock generally, including the requirement of a stock power with a Medallion Signature Guarantee. The transfer will be effected as soon as practicable following the Administrator's receipt of the required documentation. Gifts and transfers within the Plan are subject to the same provisions as described above under "Withdrawals and Transfers Outside the Plan."

     Shares transferred within the Plan will continue to be held by the Administrator under the Plan. If the transferee is not already a Participant, a Plan account will be opened in the name of the transferee, and the transferee will automatically receive an Enrollment Form to elect any applicable services offered through Investor's Choice. Until the transferee elects otherwise or the transferor specifically requests that the new account be enrolled in one or more of the Plan's options, such as dividend reinvestment, the transferee account will be treated as having elected only to have shares held in safekeeping under the Plan. If the transferee is already a Participant, the shares transferred will be treated as other shares already in the account of the transferee with respect to Plan options.

     As a result of the transfer, the transferor and the transferee will receive a statement confirming the transaction. The transferor may request that a holiday or all occasion gift certificate be provided, either to the transferor for personal delivery to the transferee or directly to the transferee, in connection with a transfer.

REINVESTMENT OF DIVIDENDS ON REMAINING SHARES

     When a Participant sells, withdraws or transfers a portion of the shares credited to his account, the number of shares credited to his account is reduced. For a Participant who is reinvesting cash dividends paid on only a portion of the shares credited to his account, unless the Participant gives specific instructions to the contrary, the reduction will first be made to the number of shares for which reinvestment has not been elected before it is made to the number of shares for which reinvestment has been elected. Accordingly, after the sale, withdrawal or transfer, reinvestment of cash dividends will continue on the remaining shares credited to the Participant's account up to the number of shares designated for reinvestment prior to the sale, withdrawal or
transfer.   For example, if a Participant who had elected to have cash dividends reinvested on 50 shares of a total of 100 shares credited to his account elected to sell, withdraw or transfer 25 shares, cash dividends on 50 shares of the remaining 75 shares credited to his account would be reinvested through the Plan. If instead the Participant elected to sell, withdraw or transfer 75 shares, cash dividends on the remaining 25 shares credited to his account would be reinvested through the Plan.

INDIVIDUAL RETIREMENT ACCOUNT

     Investor's Choice offers Participants and interested investors an opportunity to establish a self-directed IRA which specifically allows for the reinvestment of cash dividends paid on Common Stock. The Investor's Choice IRA is offered only to Participants and investors who reside in the United States or its possessions or territories.

     In order to purchase shares through an IRA under the Plan, a Participant must execute an IRA Application Form and send it, together with an initial contribution to the IRA Trustee. A minimum $1,000 initial purchase of Common Stock or a rollover or transfer of Common Stock from another IRA or qualified business retirement plan is required. The IRA Trustee will invest cash contributions of the IRA, when instructed, into shares of Common Stock under the Plan; however, the investment of IRA funds will not count against a Participant's $120,000 maximum annual Plan investment limit.

     In addition to the minimum enrollment and other Investor's Choice requirements, the IRA must comply with the IRA Trust Agreement and regulations governing IRAs under federal tax laws.

     Self-Direction. Each IRA Participant is allowed to make investment decisions with respect to the type and amount of investment in his IRA account. An IRA Participant may invest in Common Stock only or in Common Stock and other securities and assets, such as common stock of other corporations, mutual funds or other Value Plus IRA-eligible (or administratively feasible) assets. However, in order to participate through Investor's Choice, an IRA Participant must either maintain a portion of his IRA assets in Common Stock and reinvest 100% of cash dividends on such stock into additional shares of Common Stock, or make annual cash contributions for the purchase of Common Stock.

     Trustee. Each IRA account is required by law to have a trustee. The Company has selected First Trust Corporation in Denver, Colorado to act as the IRA Trustee for IRAs investing in Investor's Choice. First Trust is the largest independent trust company for self-directed IRAs in the U.S. It allows dividend reinvestment plans as "administratively feasible" investments for "self-directed" Value Plus Individual Retirement Accounts. First Trust Corporation and the Company are not affiliated or agents of one another, but have entered into a working relationship solely to assist investors that desire to use Investor's Choice in conjunction with a self-directed IRA. With respect to IRAs established under the Plan, the IRA Trustee, rather than the investors establishing the IRAs (the "IRA Participants"), will be the Investor's Choice Participant. Accordingly, all communications with the Company regarding the IRAs will be conducted by the IRA Trustee, who will receive the statements of accounts and other written confirmations from the Administrator and will send instructions, such as sale, transfer and withdrawal requests, to the Administrator on behalf of the IRAs. As described below, the IRA Trustee will, in turn, be responsible for maintaining all records and providing reports to each IRA Participant.

     Administration and Consolidated Reporting. The IRA Trustee maintains all IRA related investment records, provides quarterly reports to each IRA Participant consolidating all IRA assets and activities, including Common Stock, into one convenient report and prepares and files any necessary Internal Revenue Service reporting. The IRA Trustee maintains a full-time customer service staff to answer IRA related questions and accept investment instructions from IRA Participants. As IRA Trustee for self-directed Investor's Choice IRAs, First Trust does not comment on the investment merits of any IRA asset.

     Costs. The Company charges no fees to establish an IRA under Investor's Choice. However, the IRA Trustee may charge fees for its plan maintenance and administration. First Trust does not charge to establish a Value Plus IRA but does charge $29 as an annual fee for maintenance of IRA accounts with balances under $10,000. There is no annual maintenance fee for Value Plus customers with account balances over $10,000. First Trust also does not charge transaction fees for reinvesting dividends on Common Stock held in the IRA account.

     The relationship between the IRA Participant and the IRA Trustee will be governed by standing instructions and other agreements between the IRA Participant and the IRA Trustee and will not be the responsibility of the Plan, the Administrator or the Company. Neither the Plan, the Administrator nor the Company will be liable for any of the IRA Trustee's acts or omissions relating to an IRA Participant's account.

REPORTS TO PARTICIPANTS

     Each Investor's Choice Participant will receive a quarterly statement of year-to-date activity showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred and withdrawn, total shares accumulated and other information. The Administrator will also send each Participant a confirmation promptly after each cash investment, deposit, sale, withdrawal or transfer. Dividend and interest reinvestments will not be individually confirmed, but rather will appear on the quarterly statement. Participants should retain statements and confirmations in their permanent records to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

     Each Participant will receive copies of all communications sent to holders of Common Stock, including the Company's annual report to shareholders, notice of the annual meeting, proxy statement and form of proxy, as well as federal tax reporting statements, if applicable, for reporting taxable income received from the Company.

     All payments, notices, statements and reports will be sent to the Participant's address on the Administrator's records; therefore, it is imperative that Participants promptly notify the Administrator of any change of address.

CERTIFICATES FOR SHARES

     Shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to Participants' accounts will be held in an automated electronic record keeping system by the Administrator in its name or the name of its nominee, as custodian. The number of shares, including fractional shares, held for each Participant will be shown on each statement of account.

     Participants may obtain a certificate for all or part of the whole shares held in their accounts at any time upon a written, telephone or facsimile request to the Administrator. Requested certificates will be mailed, free of charge, to the Participant within two business days after receipt of the request by the Administrator. Any remaining whole or fractional shares will continue to be held in the Participant's account by the Administrator.

     Shares held in a Participant's account cannot be pledged or assigned. A Participant who wishes to pledge or assign any such shares must request that they be withdrawn and issued to the Participant in certificate form.

     Certificates for fractional shares of Common Stock will not be issued under any circumstances.

TERMINATION OF PARTICIPATION

     A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing, by telephone or by facsimile. As soon as practicable after receipt of notification, the Administrator will mail the Participant (i) a certificate for all of the whole shares credited to his account, (ii) any dividends, interest payments and cash investments credited to his account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding the date of termination.

COSTS

     The Company will pay all administrative costs and expenses of the Plan. PARTICIPANTS WILL BEAR THE COST OF BROKERAGE FEES AND COMMISSIONS, RELATED SERVICE CHARGES AND ANY APPLICABLE TAXES INCURRED ON ALL PURCHASES AND SALES OF COMMON STOCK ON THE OPEN MARKET. Such costs will be included as adjustments to the purchase and sale prices. As of the date of this Prospectus, the purchases of shares are occurring on the open market, and the brokerage fees and commissions and related service charges are not expected to exceed 10 cents per share. There will be no brokerage fees and commissions or related services charges for shares of Common Stock purchased directly from the Company.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN INVESTOR'S CHOICE. TAX CONSEQUENCES WILL VARY AMONG PARTICIPANTS DEPENDING UPON INDIVIDUAL CIRCUMSTANCES AND STATE, LOCAL AND FOREIGN LAWS; THEREFORE, EACH PARTICIPANT SHOULD CONSULT HIS TAX ADVISOR AS TO THE TAX CONSEQUENCES FOR HIM AS A RESULT OF PARTICIPATING IN THE PLAN.

     A Participant will be required to include as income for federal income tax purposes the gross amount of all dividends and interest payments (including any original issue discount) on Eligible Securities reinvested in Common Stock as though such dividends and interest payments were received by the Participant in cash. A Participant's cost basis for shares of Common Stock acquired under the Plan, in general, will be equal to the cash value of dividends and interest payments attributable to the purchase of the shares (adjusted for brokerage commissions and fees, services charges and applicable taxes, if any). A Participant's cost basis in shares purchased with cash investments will be the cost of the shares plus any allocable brokerage commissions or fees, service charges and applicable taxes.

     Shares of Common Stock purchased under the Plan will have a holding period beginning on the day after the shares are allocated to the Participant's account. A Participant will not realize any taxable income when he receives certificates for whole shares credited to an account under the Plan. Gain or loss will be recognized by the Participant when he sells such whole shares and upon the sale of any fractional shares credited to his account under the Plan.

     Under Internal Revenue Service backup withholding regulations, dividends and interest payments reinvested under the Plan may be subject to the withholding tax generally applicable to dividends and interest payments unless the Participant provides the Administrator with the taxpayer identification number (in the case of individual taxpayers the taxpayer identification number is their Social Security number). Any amount so withheld will be treated as taxable income received by the Participant and will be reflected on Forms 1099-DIV and 1099-INT mailed annually to all Company investors, including Plan Participants.

STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

     Any shares or other noncash distributions, including stock splits, stock dividends, combinations, recapitalizations and similar events affecting the Common Stock, will be credited to a Participant's account on a pro-rata basis. In the event of a rights offering, a Participant will receive rights based upon the total number of whole shares of Common Stock credited to his account.

VOTING OF PROXIES

     Participants have the exclusive right to vote all whole shares credited to their Plan accounts, either in person or by proxy, at any annual or special meeting of shareholders. Fractions of shares cannot be voted. The Administrator will forward all shareholder materials relating to shares credited to a Participant's account to the Participant.

LIMITATION OF LIABILITY

     None of the Company, the Administrator or any Independent Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a Participant's account upon the Participant's death prior to receipt of notice in writing of such death, or with respect to the prices or times at which shares of Common Stock are purchased or sold for Participants, or fluctuations in the market value of Common Stock.

INTERPRETATION AND REGULATION OF INVESTOR'S CHOICE

     The officers of the Company are authorized to take such actions to carry out Investor's Choice as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations.

CHANGE OR TERMINATION OF THE PLAN

     The Company may suspend, modify or terminate Investor's Choice at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants. Notice of such suspension, modification or termination will be sent to all affected Participants. Upon any whole or partial termination of Investor's Choice by the Company, each affected Participant will receive (i) a certificate for all of the whole shares credited to his account, (ii) any dividends, interest payments and cash investments credited to his account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding the date of termination.

TERMINATION OF PARTICIPATION BY THE COMPANY

     If a Participant does not have at least one whole share of Common Stock registered in his name or credited to his account, or does not own any Eligible Securities for which cash dividends or interest payments are designated for reinvestment under the Plan, the Participant's participation in the Plan may be terminated by the Company upon written notice. Additionally, the Company may terminate any Participant's participation in the Plan after written notice mailed in advance to the Participant's address appearing on the records of the Administrator. A Participant whose participation has been terminated will receive (i) a certificate for all of the whole shares credited to his account,
(ii) any dividends, interest payments and cash investments credited to his account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding the date of termination.

                             PLAN OF DISTRIBUTION

          The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Company, directly from the Company, or, at the Company's option, by an Independent Agent on the open market. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased in the open market by an Independent Agent. The Plan provides that the Company may not change its determination regarding the source of purchases of shares more than once in any three-month period. The primary consideration in determining the source of shares to be used for purchases under the Plan is expected to be the Company's need to increase equity capital. If the Company does not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain the Company's targeted capital structure, shares of Common Stock purchased for Participants will be purchased in the open market, subject to the limitation on changing the source of shares of Common Stock.

          The Company will pay all administrative costs and expenses associated with Investor's Choice. Participants will bear the cost of brokerage commissions and fees, related service charges and any applicable taxes incurred on all purchases and sales made in the open market. Such costs will be included as adjustments to purchase and sales prices. As of the date of this Prospectus, such brokerage fees and commissions and related service charges are not expected to exceed ten cents per share. There will be no brokerage fees and commissions or related service charges for shares of Common Stock purchased directly from the Company.


                         DESCRIPTION OF CAPITAL STOCK

          The authorized capital stock of the Company consists of 700,000,000 shares of Common Stock, 10,000,000 shares of Preferred Stock, without par value, and 10,000,000 shares of Preference Stock, without par value ("Preference Stock"), of which 700,000 shares have been designated by the Board of Directors of the Company as Series A Preference Stock ("Series A Preference Stock"). Each share of Common Stock offered hereby includes an associated preference stock purchase right (a "Right"). The shares of Series A Preference Stock have been initially reserved for issuance upon exercise of the Rights.
The descriptions of each of the Common Stock and the Rights are incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of these descriptions. At August __, 1997, there were __________ shares of Common Stock, 97,397 shares of $4 Preferred Stock, _______ shares of Series B Preference Stock and no shares of Series A Preference Stock issued and outstanding.


                                    EXPERTS

          The financial statements of the Company and of Old HI appearing in the Company's and Old HI's Combined Annual Report on Form 10-K for their respective fiscal years ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                LEGAL OPINIONS

          Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.

================================================================================

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR OF THE PLAN SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF FILING OF ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                     -------------------------------------

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

Available Information................................................    2

Incorporation of Certain Documents by
   Reference.........................................................    2

The Company..........................................................    3

Application of Proceeds..............................................    4

Houston Industries Incorporated
   Investor's Choice Plan............................................    5

Plan of Distribution.................................................   16

Description of Capital Stock.........................................   16

Experts..............................................................   16

Legal Opinions.......................................................   16


================================================================================


================================================================================






                              HOUSTON INDUSTRIES
                                 INCORPORATED



                               5,000,000 Shares



                                 Common Stock
                              (without par value)

                             --------------------

                                  PROSPECTUS

                             --------------------

                                  INVESTOR'S
                                    CHOICE
                                     PLAN



                                                , 1997







================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the estimated expenses payable by the Company in connection with the sale of the Common Stock offered hereby.

    Securities and Exchange Commission filing fee....  $ 31,576
    Attorney's fees and expenses.....................    25,000
    Listing fees.....................................         0
    Independent auditors' fees and expenses..........    10,000
    Blue sky fees and expenses.......................    10,000
    Printing expenses................................    23,000
    Miscellaneous expenses...........................       424
                                                       --------
        Total expenses...............................  $100,000
                                                       ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of Old HI's Amended and Restated Bylaws effective as the Company's Bylaws upon the mergeer of Old HI with and into the Company provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

     Additionally, Article IX of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided for by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

     Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

     See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS.

     See Index to Exhibits at page II-5.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HOUSTON LIGHTING & POWER COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JULY 28, 1997.

                              HOUSTON LIGHTING & POWER COMPANY
                                (Registrant)



                              By:   /s/ Don D. Jordan
                                    -----------------
                                    (Don D. Jordan, Chairman and
                                     Chief Executive Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          Signature                      Title                         Date
          ---------                      -----                         ----


       /s/ Don D. Jordan         Chairman, Chief Executive         July 28, 1997
-----------------------------      Officer and Director
          (Don D. Jordan)        (Principal Executive Officer
                                 and Principal Financial Officer)


    /s/ Mary P. Ricciardello     Vice President and Comptroller    July 28, 1997
------------------------------   (Principal Accounting Officer)
      (Mary P. Ricciardello)


                                 Director                          July 28, 1997
------------------------------
         (William T. Cottle)


       /s/ Charles R. Crisp      Director                          July 28, 1997
------------------------------
        (Charles R. Crisp)


                                 Director                          July 28, 1997
------------------------------
         (Jack D. Greenwade)


       /s/ Lee W. Hogan          Director                          July 28, 1997
-------------------------------
         (Lee W. Hogan)


       /s/ Hugh Rice Kelly       Director                          July 28, 1997
-------------------------------
         (Hugh Rice Kelly)

                                 Director                          July 28, 1997
-------------------------------
         (R. Steve Letbetter)


                                 Director                          July 28, 1997
-------------------------------
         (David M. McClanahan)


       /s/ Stephen W. Naeve      Director                          July 28, 1997
-------------------------------
         (Stephen W. Naeve)


       /s/ S. C. Schaeffer       Director                          July 28, 1997
-------------------------------
        (S. C. Schaeffer)


                                 Director                          July 28, 1997
-------------------------------
         (R. L. Waldrop)

                               INDEX TO EXHIBITS

                                                        REPORT OR             SEC FILE OR
EXHIBIT                                                REGISTRATION           REGISTRATION        EXHIBIT
  NO.                  DESCRIPTION                      STATEMENT                NUMBER          REFERENCE
-------    ----------------------------------------    ------------           ------------       ---------
   2.1*    Agreement and Plan of Merger, among the     Combined Form 8-K          1-3187             2
           Company, Old HI, HI Merger and NorAm        of the Company and         1-7629
           Energy Corp. dated as of August 11, 1996    Old HI dated
                                                       August 11, 1996

   2.2*    Amendment to Agreement and Plan of Merger   Registration               333-11329          2(c)
           among the Company, Old HI, HI Merger and    Statement on
           NorAm Energy  Corp. dated as of             Form S-4
           October 23, 1996

   4.1*    Restated Articles of Incorporation of       Combined Form 10-Q of      1-3187             3
           the Company (Restated as of May             the Company and Old HI     1-7629
           1993)                                       for the quarter ended
                                                       June 30, 1993

   4.2*    Articles of Amendment to Restated           Registration Statement     333-11329          3(b)
           Articles of Incorporation of the            on Form S-4
           Company (dated August 9, 1996)

   4.3*    Articles of Amendment to Restated Articles  Combined Form 10-K of      1-3187             3(c)
           of Incorporation of the Company (dated      the Company and Old HI     1-7629
           December 3, 1996)                           for the year ended
                                                       December 31, 1996

   4.4*    Form of Amendments to Restated Articles
           of Incorporation of the Company to be
           effective as of the effective time of
           the merger of Old HI with and into the
           Company (included in Exhibit A to
           Exhibit 2.2 above)

   4.5*    Amended and Restated Bylaws of Old          Form 10-Q of Old HI        1-7629             3
           HI (as of May 22, 1996) (Effective as       for the quarter ended
           the Company's Bylaws upon the               June 30, 1996
           Merger of Old HI with and into the
           Company)

   4.6*    Form of Amended and Restated Rights         Registration Statement     333-11329          4(b)(1)
           Agreement between the Company and           on Form S-4
           Texas Commerce Bank National Association,
           as Rights Agent, to be executed upon the
           closing of the merger of Old HI with and
           into the Company, including form of
           Statement of Resolution Establishing
           Series of Shares designated Series A
           Preference Stock and form of Rights
           Certificate

   4.7+    Form of Houston Industries
           Incorporated Amended and Restated
           Investor's Choice Plan

  5+       Opinion of Baker & Botts, L.L.P.

  23.1     Consent of Deloitte & Touche LLP

  23.2+    Consent of Baker & Botts, L.L.P.
           (included in Exhibit 5)

  24       Powers of Attorney


                                                        REPORT OR             SEC FILE OR
EXHIBIT                                                REGISTRATION           REGISTRATION        EXHIBIT
  NO.                  DESCRIPTION                      STATEMENT                NUMBER          REFERENCE
-------    ----------------------------------------    ------------           ------------       ---------




--------------------
 * Incorporated hereby by reference as indicated.
 + To be filed by amendment.